Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-261681 on Form S-1 of our report dated September 1, 2021, relating to the financial statements of TPG Group Holdings (SBS), L.P. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Fort Worth, Texas

January 3, 2022